UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 14, 2016

JRjr33, Inc.
(Exact name of registrant as specified in its charter)

Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 00-52818	(IRS Employer
of incorporation or organization)		Identification No.)

2950 N Harwood, Suite 2200, Dallas, Texas 75201
(Address of principal executive offices and zip code)

(469) 913-4120
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

As of the date of this filing, Robert Way (“Mr. Way"), the Chief Executive Officer of Betterware UK Limited, a wholly owned subsidiary of Trillium Pond AG, an affiliate of JRJR33, Inc. (the "Company”) communicated to John P. Rochon, the Chairman and President of the Company (the “Chairman”) that the Schedule 13G he filed on August 12, 2016 was done so in error due to an unintentional miscommunication with the Company. Mr. Way further stated that, given the unintentional miscommunication, there was no Conversion Event as defined in his Schedule 13G, as certain conditions precedent have not been met and certain formalities have not been satisfied. The Chairman agreed with Mr. Way that no Conversion Event has occurred. The Company and Mr. Way have resolved the unintentional miscommunication to their mutual satisfaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRjr33, Inc.

Date: August 14, 2016	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President